UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2024 (the “Closing Date”), Xtant Medical Holdings, Inc. (the “Company”), as guarantor, and certain of its subsidiaries, Xtant Medical, Inc., Bacterin International, Inc., X-spine Systems, Inc. and Surgalign SPV, Inc., as borrowers (collectively, the “Borrowers”), entered into (i) an Amended and Restated Credit, Security and Guaranty Agreement (Term Loan) (the “Term Credit Agreement”) with MidCap Financial Trust, in its capacity as agent, and the lenders from time to time party thereto, and (ii) an Amended and Restated Credit, Security and Guaranty Agreement (Revolving Loan) (the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “Credit Agreements”) with MidCap Funding IV Trust, in its capacity as agent, and the lenders from time to time party thereto. These Credit Agreements amend and restate the Credit, Security and Guaranty Agreement, dated as of May 6, 2021 (Term Loan), as amended (the “Prior Term Credit Agreement”), and the Credit, Security and Guaranty Agreement, dated as of May 6, 2021 (Revolving Loan), as amended, in each case, by and among the Borrowers, the Company and MidCap Financial Trust and MidCap Funding IV Trust, as respective agents, and lenders from time to time party thereto.

The Term Credit Agreement provides for a secured term loan facility (the “Term Facility”) in an aggregate principal amount of $17,000,000, which was previously funded under the Prior Term Credit Agreement, and an additional $10,000,000 tranche available solely at the discretion of MidCap Financial Trust and the lenders, for the purposes agreed to between the Company, the Borrowers and the lenders in advance of the making of loans under such additional tranche. The Revolving Credit Agreement provides for a secured revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Facilities”) under which the Borrowers may borrow up to $17,000,000 (such amount, the “Revolving Loan Commitment”) at any one time, the availability of which is determined based on a borrowing base equal to percentages of certain accounts receivable and inventory of the Borrowers in accordance with a formula set forth in the Revolving Credit Agreement. All borrowings under the Revolving Facility are subject to the satisfaction of customary conditions, including the absence of default, the accuracy of representations and warranties in all material respects and the delivery of an updated borrowing base certificate.

The Facilities have a maturity date of March 1, 2029. Each of the Borrowers, and the Company, as guarantor, are jointly and severally liable for all of the obligations under the Facilities on the terms set forth in the Credit Agreements. The Borrowers’ obligations, and the Company’s obligations as a guarantor, under the Credit Agreements are secured by first-priority liens on substantially all of their assets, including, without limitation, all inventory, equipment, accounts, intellectual property and other assets of the Company and the Borrowers.

The loans and other obligations pursuant to the Credit Agreements will bear interest at a per annum rate equal to the sum of the SOFR Interest Rate, as such term is defined in the Credit Agreements, plus the applicable margin of 6.50% in the case of the Term Credit Agreement, and an applicable margin of 4.50% in the case of the Revolving Credit Agreement, subject in each case to a floor of 2.50%.

In addition to paying interest on the outstanding loans under the Facilities, the Borrowers will also be required to pay an unused line fee equal to 0.50% per annum in respect of unutilized commitments under the Revolving Facility, a fee for failure to maintain a minimum balance under the Revolving Facility, a collateral management fee under the Revolving Facility equal to 0.50% of the amount outstanding under the Revolving Facility, an origination fee equal to $45,000 under the Revolving Facility, an additional tranche origination fee equal to 0.50% of such additional term loan tranche under the Term Facility, and certain other customary fees related to the MidCap Financial Trust’s and MidCap Funding IV Trust’s respective administration of the Term Facility and Revolving Facility. If the Term Facility is prepaid or the Revolving Loan Commitment is terminated prior to its respective maturity date, the Borrowers will be required to make certain prepayment fees in an amount equal to (i) 3.00% of the amount repaid in the case of the Term Facility in the first year following the Closing Date and 3.00% of the terminated amount of the Revolving Loan Commitment in the first year following the Closing Date, (ii) 2.00% of the amount repaid in the case of the Term Facility in the second year following the Closing Date and 2.00% of the terminated amount of the Revolving Loan Commitment in the second year following the Closing Date, (iii) 1.00% of the amount repaid in the case of the Term Facility in the third year following the Closing Date and 1.00% of the terminated amount of the Revolving Loan Commitment in the third year following the Closing Date and (iv) 0.00% at any time thereafter.

The Credit Agreements contain affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants that, among other things, limit or restrict the ability of the Borrowers, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses. In addition, the Credit Agreements require the Borrowers and the Company to maintain net product revenue at or above minimum levels and to maintain a certain minimum liquidity level, in each case as specified in the Credit Agreements.

The Credit Agreements also contain customary representations and warranties and events of default, in each case subject to grace periods, thresholds and materiality qualifiers, as more fully described in the Credit Agreements. If an event of default occurs, the lenders under the Facilities are entitled to take various actions, including the acceleration of amounts due under the Facilities, termination of the commitments under the Facilities and certain other actions available to secured creditors.

The foregoing descriptions of the Term Credit Agreement and the Revolving Credit Agreement are only a summary of their material terms and do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Credit Agreement and the Revolving Credit Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 7, 2024, the Company issued a press release announcing the Credit Agreements described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Credit, Security and Guaranty Agreement (Term Loan), dated as of March 7, 2024, by and among Xtant Medical, Inc., Bacterin International, Inc., X-spine Systems, Inc., Surgalign SPV, Inc. and any additional borrower that hereafter becomes party thereto, Xtant Medical Holdings, Inc., and any additional guarantor that hereafter becomes party thereto, and MidCap Financial Trust, as agent, and the lenders from time to time party thereto (filed herewith)

10.2

Amended and Restated Credit, Security and Guaranty Agreement (Revolving Loan), dated as of March 7, 2024, by and among Xtant Medical, Inc., Bacterin International, Inc., X-spine Systems, Inc., Surgalign SPV, Inc. and any additional borrower that hereafter becomes party thereto, Xtant Medical Holdings, Inc., and any additional guarantor that hereafter becomes party thereto, and MidCap Funding IV Trust, as agent, and the lenders from time to time party thereto (filed herewith)

99.1	Press Release of Xtant Medical Holdings, Inc. dated March 7, 2024 entitled “Xtant Medical Increases Revolving Credit Facility to $17 Million with MidCap Financial” (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Scott Neils
Scott Neils
Chief Financial Officer

Date: March 7, 2024